UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): October 20, 2005

Commission file number 000-20698

BROOKTROUT, INC.

(Exact name of registrant as specified in its charter)

Massachusetts	04-2814792

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(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

250 First Avenue, Needham, Massachusetts        02494

(Address of principal executive offices)             (Zip Code)

(781) 449-4100

(Registrant’s telephone number, including area code)

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

The disclosure set forth in Item 5.01 below is hereby incorporated herein by reference.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the closing of the Merger (as defined below), Brooktrout, Inc. (“Brooktrout”) has delisted its common stock, par value $0.01 per share (“Common Stock”) from The NASDAQ National Market as of October 24, 2005. Brooktrout has filed a Form 15 with the Securities and Exchange Commission to terminate the registration of such Common Stock.

Item 5.01 Changes in Control of Registrant.

On August 18, 2005, Brooktrout entered into a definitive Agreement and Plan of Merger (the “Merger Agreement”) with EAS Group, Inc., a Delaware corporation (“EAS”), and XL Acquisition Corp., a newly-formed Massachusetts corporation and a direct wholly-owned subsidiary of EAS (“XL”). The Merger Agreement was previously filed by Brooktrout on August 19, 2005, under a Form 8-K/A reporting Brooktrout’s entry into a material definitive agreement.

Special Meeting of the Brooktrout Shareholders

On October 20, 2005, holders of approximately 74% of Brooktrout’s Common Stock voted to adopt the Merger Agreement at a special meeting of shareholders. A press release regarding the shareholder vote is attached hereto as Exhibit 99.1 and hereby incorporated herein by reference.

Closing of the Merger Transaction

On October 24, 2005, XL merged with and into Brooktrout (the “Merger”), and Brooktrout survived the Merger as a wholly-owned subsidiary of EAS. At the effective time of the Merger, each share of Common Stock of Brooktrout that was issued and outstanding immediately prior to the effective time was converted into the right to receive $13.05 per share in cash, without interest. As a result of the Merger, EAS now owns 100% of the outstanding Common Stock of Brooktrout. Brooktrout issued a press release regarding the closing of the Merger on October 24, 2005, which is attached hereto as Exhibit 99.2 and is hereby incorporated herein by reference.

The aggregate merger consideration being paid by EAS for the outstanding shares of Common Stock of Brooktrout that were cancelled in the Merger and the stock options of Brooktrout that were exercised prior to the effective time of the Merger is approximately $175 million in cash. Funding of the aggregate merger consideration was supplied through a combination of equity contributions to EAS, borrowings by Excel Switching Corporation, a wholly-owned subsidiary of EAS (“Excel”), XL and Brooktrout and a portion of Brooktrout’s cash and cash equivalents on hand.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b)           In connection with the closing of the Merger, each of Eric R. Giler, David W. Duehren, Robert G. Barrett, W. Brooke Tunstall and David L. Chapman were removed from the Board of Directors of Brooktrout at the effective time of the Merger. At the effective time of the Merger, Eric R. Giler resigned as President of Brooktrout and Robert C. Leahy resigned as Vice President of Finance and Operations and Treasurer of Brooktrout.

(c)           Marc Zionts, who was the President of XL at the effective time of the Merger, was appointed the President of Brooktrout after the effective time. Bruce Albelda, who was the Vice President, Treasurer and Secretary of XL at the effective time of the Merger, was appointed the Vice President, Treasurer and Secretary of Brooktrout immediately after the effective time.

(d)           Marc Zionts, who was the sole director of XL at the time of the effective time of the Merger, was elected as the sole director of Brooktrout immediately after the effective time.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

99.1 Press Release of Brooktrout, Inc. issued October 20, 2005.
99.2 Press Release of Brooktrout, Inc. issued October 24, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BROOKTROUT, INC.

Date: October 25, 2005	By: /s/ Marc Zionts
Marc Zionts
President